UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2015

EPAM SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35418	223536104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Suite 202 Newtown, Pennsylvania		18940
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 267-759-9000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers

On April 4, 2014, Karl Robb announced his intention to retire from his position as Executive Vice President & President of EU Operations of EPAM Systems, Inc. (the “Company”), expected to be effective in the first quarter of 2015. The Company reported this event on a Current Report on Form 8-K filed on April 10, 2014.

The Company and Mr. Robb agreed on March 13, 2015 that Mr. Robb’s retirement will be effective April 3, 2015. Mr. Robb’s day-to-day responsibilities have been transferred to other EPAM personnel. In light of Mr. Robb’s wealth of industry experience and deep knowledge of the Company, the Company’s Board of Directors felt it is in the best interests of the Company that he continue to serve on the Board of Directors, and Mr. Robb agreed to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPAM Systems, Inc.

Date: March 17, 2015	By:	/s/ GINGER MOSIER
		Name:	Ginger Mosier
		Title:	Vice President, General Counsel and Corporate Secretary